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                                                               EXHIBIT 10.21



                                                  CENVEO, INC.
                                                  One Canterbury Green
                                                  201 Broad Street, 6th Floor
[Cenveo logo]                                     Stamford, CT  06901
                                                  (203) 595-3000
                                                  Fax (203) 595-3074



                                                        June 22, 2006


Mr. Harry Vinson
Cenveo Inc.
One Canterbury Green
201 Broad Street
Stamford, CT  06901

Dear Harry:

         This letter agreement (and the attached Annex A, collectively, this "Agreement") governs certain terms of your employment as Senior Vice President, Purchasing with Cenveo, Inc. (the "Company") and the terms under which your employment with the Company may be terminated. You and the Company hereby acknowledge that your employment with the Company constitutes "at-will" employment and that either party may terminate your employment at any time, upon written notice of termination, subject to and in accordance with the provisions of this Agreement.

         1. Termination of Employment.
            -------------------------

         (a) If the Company terminates your employment without Cause, as defined in Annex A, or if you terminate your employment for Good Reason, as defined in Annex A, (i) the Company will pay you, in lieu of any other severance benefit that would otherwise be payable to you, a lump sum payment within ten (10) days (or, if later, promptly after the time for revocation of the release referred to in Section 2 below has expired) after your termination equal to one (1) times your Annualized Total Compensation, as defined in Annex A; (ii) you will immediately vest in all outstanding stock options or other equity grants issued to you as of the date of your termination; and (iii) you will be entitled to receive your base salary through the date of such termination (to the extent not previously paid) plus all other amounts (other than any severance benefits) you are entitled to under the terms of the Company's benefit plans, programs, and policies through the date of your termination.

         If you elect medical or dental coverage under the Company's group medical or dental plans pursuant to Section 4980B of the Code ("COBRA Coverage"), the Company will also pay or reimburse you, if paid by you, promptly upon your request, an amount


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equal to the premium for COBRA Coverage (for yourself and your dependents)
during a period not to exceed twelve (12) months of such COBRA Coverage or such shorter period to which you and your dependents are entitled pursuant to COBRA.

         (b) If your employment is terminated for any other reason, including by reason of your death or disability, or if you voluntarily terminate your employment without Good Reason, you will be entitled to receive only your base salary through the date of such termination (to the extent not previously paid) plus all other amounts (other than any severance benefits) you are entitled to under the terms of the Company's benefit plans, programs, and policies through the date of your termination.

         (c) Except as specifically provided in this Section 1, you will not be entitled to any other compensation, severance or other benefits from the Company upon the termination of your employment for any reason.

         2. Delivery of Release. As a condition to the obligation of the
            -------------------
Company to make the payments provided for in this Agreement and otherwise perform its obligations hereunder to you upon termination of your employment (other than due to your death), you or your legal representatives must deliver to the Company a general unconditional release in favor of the Company in form and substance satisfactory to the Company, and the time for revocation of such release must have expired without revocation by you. You are not obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this Agreement.

         3. Non-Competition and Non-Solicitation. You agree that at all
            ------------------------------------
times both during your employment and for twelve (12) months thereafter you will not ,directly or indirectly, (a) carry on, engage in, or otherwise provide services to, any business that competes anywhere in the United States with a portion of the Company's business representing more than 15% of the Company's consolidated revenues on the date of your termination of employment with the Company (b) solicit or hire, or assist others in the solicitation or hiring of, any of the employees of the Company or any of its subsidiaries or (c) solicit or otherwise interfere in any respect with the business relationships of the Company or any of its subsidiaries with any of their customers or suppliers. During such twelve (12) month period, you will not make any statements, comments, or communications that are reasonably likely to be considered to be disparaging, derogatory or detrimental to the good name or business reputation of the Company.

         4. Entire Agreement. This Agreement (including, without limitation,
            ----------------
Annex A) constitutes the entire agreement and understanding between you and the Company with respect to the subject matter hereof, and may not be amended or modified except by subsequent written agreement executed by both parties hereto.

         5. Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which will constitute an original, and all of which together will constitute one and the same Agreement.


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If the foregoing terms and conditions are acceptable and agreed to by you, please sign the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.

                                    CENVEO, INC.


                                    By:    /s/ Robert G. Burton, Sr.
                                           -----------------------------------
                                    Name:  Robert G. Burton, Sr.
                                    Title: Chairman and CEO


Accepted and Agreed this
28th day of June, 2006.
----


/s/ Harry Vinson
--------------------
Harry Vinson



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                                                              ANNEX A

                     DEFINITIONS AND MISCELLANEOUS TERMS

a. "Cause" means:

(i) the willful and continued failure of the Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Executive by the Company which specifically identifies the manner in which the Company believes that Executive has not substantially performed Executive's duties;

(ii) the willful engaging by Executive in illegal conduct or misconduct which is demonstrably and materially injurious (monetarily or otherwise) to the Company or its subsidiaries;

(iii) conviction of, or the pleading of nolo contendere with regard to, a crime constituting a felony; or

(iv) dishonesty or misappropriation by Executive relating to the Company or any of its funds, properties or other assets.

A termination for Cause after a Change in Control (as defined in the Equity Plan, as of the date hereof) shall be based only on events occurring after such Change in Control; provided, however, the foregoing limitation shall not apply to an event constituting Cause that was not discovered by the Company prior to a Change in Control. For purpose of this definition, no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

In order for a cessation of Executive's employment to be deemed to be a termination of Executive's employment for Cause for the conduct described above, (A) the Company shall have provided written notice to Executive that identifies such conduct, and (B) in the event that the event or condition is curable, Executive shall have failed to remedy such event or condition within thirty (30) days after Executive has received such written notice, and (C) the final determination that Executive's employment shall be terminated for Cause shall have been made (specifying the particular details thereof) by the Company. The Company must initially notify Executive of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.


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                                                              ANNEX A

b. "Good Reason" means, without Executive's express written consent, the occurrence of any of the following events:

(i) the assignment to Executive of any duties or responsibilities (including reporting responsibilities) that are inconsistent with Executive's position(s), duties, responsibilities or status with the Company, or any diminution of such duties or responsibilities (other than temporarily while incapacitated because of physical or mental illness), or an adverse change in Executive's titles or offices (including Executive's membership on the Board) with the Company;

(ii) a reduction by the Company in Executive's rate of annual base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) or other incentive opportunities as the same may be increased from time to time thereafter;

(iii) any requirement of the Company that Executive be based anywhere more than thirty-five (35) miles from his current location or such other place of employment as mutually agreed upon by the Company and Executive;

(iv) any material breach of this Agreement by the Company, or the Company notifies Executive of the Company's intention not to observe or perform one or more of the material obligations of the Company under this Agreement;or

(v) the failure of the Company to continue in effect Executive's participation in the Company's employee benefit plans, programs, arrangements and policies, at a level substantially equivalent in value to and on a basis consistent with the relative levels of participation of other similarly positioned senior executive officers.

Notwithstanding the foregoing, a Good Reason event shall not be deemed to have occurred if the Company cures such action, failure or breach within ten
(10) days after receipt of notice thereof given by Executive. Executive's right to terminate employment for Good Reason shall not be affected by Executive's incapacities due to mental or physical illness and Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that Executive must provide notice of termination of employment within six (6) days following Executive's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

c. "Annualized Total Compensation" means the Executive's Base Salary, target bonus opportunity (as if all targets and objectives were met) and car allowance for one year, at the rate in effect immediately before the Executive's termination date.

Confidentiality; Intellectual Property.
--------------------------------------

(a) The Executive hereby acknowledge that, as an employee of the Company, the Executive will be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to the Company and its subsidiaries. The


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                                                              ANNEX A

Executive further recognize and acknowledge that all confidential information is the exclusive property of the Company and its subsidiaries, is material and confidential, and is critical to the successful conduct of the business of the Company and its subsidiaries. Accordingly, the Executive hereby covenant and agree that the Executive will use confidential information for the benefit of the Company and its subsidiaries only and will not at any time, directly or indirectly, during the term of the Executive's employment with the Company or at any time thereafter divulge, reveal or communicate any confidential information to any person, firm, corporation or entity whatsoever, or use any confidential information for the Executive's own benefit or for the benefit of others, except as required in connection with the performance of the Executive's duties. The foregoing does not prohibit the Executive from making any disclosures required by applicable law, provided that whenever possible the Executive will give the Company prior notice of such contemplated disclosure and cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information.

(b) All Intellectual Property, as defined in Annex A, and Technology, as defined in Annex A, created, developed, obtained or conceived of by the Executive during the Executive's employment, and all business opportunities presented to the Executive during the Executive's employment, will be owned by and belong exclusively to the Company, provided that they are reasonably related to any of the business of the Company as at the date of such creation, development, obtaining or conception, and the Executive will (i) promptly disclose any such Intellectual Property, Technology or business opportunity to the Company, and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property, Technology or business opportunity.

Enforcement of Covenants.
------------------------

The Executive acknowledge that the restrictions contained in of this Agreement are a reasonable and necessary protection of the immediate interests of the Company, and any violation of these restrictions would cause substantial injury to the Company and that the Company would not have entered into this Agreement, without receiving the additional consideration offered by the Executive in binding the Executive to any of these restrictions. In the event of a breach or threatened breach by the Executive of any of these restrictions, the Company will be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach. In the event that, notwithstanding the foregoing, a covenant included herein is deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly. Without limitation of, and notwithstanding the foregoing, in the event that, in any judicial proceeding, a court refuses to enforce any of the covenants contained herein, then the unenforceable covenant shall be deemed eliminated from the provisions hereof for the purpose of those proceedings to the extent necessary to permit the remaining covenants to


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                                                              ANNEX A

be enforced. If any one or more of the provisions hereof is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not be affected thereby. To the extent permitted by applicable law, the Executive and the Company waive any provision of law which renders any provision hereof invalid, illegal or unenforceable in any respect.

Indemnification.
---------------

The Executive's rights of indemnification under the Company's and any of its subsidiaries organizational documents, any plan or agreement at law or otherwise and the Executive's rights thereunder to director's and officer's liability insurance coverage for, in both cases, actions as an officer and/or director of the Company and its affiliates shall survive any termination of the Executive's employment.

Notices.
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All notices or communications under this Agreement must be in writing, addressed (i) if to the Company to the attention of the General Counsel at the Company's headquarters address and (ii) if to the Executive, at the Executive's address first written above (or to any other addresses as either party may designate in a notice duly delivered as described in this paragraph). Any notice or communication must be delivered by telecopy, by hand or by courier. Notices and communications may also be sent by certified or registered mail, return receipt requested, postage prepaid, addressed as above and the third business day after the actual date of mailing will constitute the time at which notice was given.

Governing Law.
-------------

This Agreement will be governed by and construed in accordance with the laws of New York that apply to contracts made and performed entirely within such state.

Arbitration of Disputes.
-----------------------

Any dispute or controversy arising under or in connection with this Agreement that cannot be resolved by the Executive and the Company will be determined by arbitration in New York City, New York, in accordance with the rules set forth by the American Arbitration Association. The decision of the arbitrator will be final and binding on the Executive and the Company and judgment may be entered on such decision in any court of competent jurisdiction.

Successors and Assigns.
----------------------

This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives and heirs. This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, the term "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.


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                                                              ANNEX A

Withholding.
-----------

The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as are required to be withheld pursuant to any applicable law or regulation.

Entire Agreement; Modifications.
-------------------------------

This Agreement (and the Annexes hereto) constitutes the entire agreement and understanding between the Executive and the Company with respect to the subject matter hereof, and may not be amended or modified except by subsequent written agreement executed by both parties hereto. At the Executive's request, the Company agrees to negotiate in good faith with the Executive to make such amendments to this Agreement as may be necessary or appropriate to comply with Section 409A of the Code.